UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 4, 2011 (March 3, 2011)

Endo Pharmaceuticals Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard, Chadds Ford, PA	19317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 558-9800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2011, the Registrant increased the size of its board of directors from eight to nine and appointed David B. Nash, M.D., M.B.A. to fill this new vacancy. Dr. Nash is the Founding Dean of the Jefferson School of Population Health at Thomas Jefferson University in Philadelphia. Dr. Nash is internationally recognized for his work in outcomes management, medical staff development and quality-of-care improvement. Dr. Nash is also a member of the Board of Directors of Humana, headquartered in Louisville, Ky.

Dr. Nash’s compensation as a director will be pursuant to the Registrant’s standard non-employee director compensation policy in effect from time to time. Pursuant to the Company’s current standard policy regarding non-employee director compensation, a director is entitled to receive the following compensation (1) an annual retainer of $50,000, (2) stock-based awards valued at $135,000, consisting of $67,500 of restricted stock units and $67,500 of stock options to be awarded annually under the Endo Pharmaceuticals Holdings Inc. 2010 Stock Incentive Plan in March of each year and (3) a per-meeting fee of $2,250 for each board meeting attended.

There are no arrangements or understandings pursuant to which Dr. Nash was selected as a director of the Registrant. Dr. Nash does not have any relationship or related transaction with the Registrant that would require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release of Endo Pharmaceuticals Holdings Inc. dated March 3, 2011, reporting the appointment of David B. Nash, M.D., M.B.A, to the Registrant’s Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC.
(Registrant)

By:	/s/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated: March 4, 2011

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of Endo Pharmaceuticals Holdings Inc. dated March 3, 2011, reporting the appointment of David B. Nash, M.D., M.B.A, to the Registrant’s Board of Directors